Exhibit 31.2
CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
Pursuant to Rule 13a-14(d)/15d-14(d)

I, Jan H. Hollar, Principal Accounting Officer and Chief Financial Officer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Yadkin Valley Financial Corporation (this “Report”) for the period ended December 31, 2012; and

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: March 14, 2013	/s/ Jan H. Hollar
Jan H. Hollar,
Principal Accounting Officer and Chief Financial Officer